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                                                                   EXHIBIT 5.1


                                 March 11, 2003



J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas  72745

Re:      J.B. HUNT TRANSPORT SERVICES, INC. AMENDED AND RESTATED
         EMPLOYEE RETIREMENT PLAN, REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

         We have acted as counsel for J.B. Hunt Transport Services, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 1,200,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company to be issued through the J.B. Hunt
Transport Services, Inc. Amended and Restated Employee Retirement Plan ("Plan").

         It is our opinion that the Common Stock has been duly and validly authorized by the Company, and, when issued, and when the certificates representing the shares are duly executed and delivered to the holders in accordance with the terms of the Plan, will be validly and legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement.


                                Very truly yours,

                                WRIGHT, LINDSEY & JENNINGS LLP